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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                        GLOBAL POWER EQUIPMENT GROUP INC.
             (Exact name of registrant as specified in its charter)


                       DELAWARE                       73-1541378
             (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)       Identification No.)

                                 6120 SOUTH YALE
                                   SUITE 1480
                              TULSA, OKLAHOMA 74136
                    (Address of principal executive offices)



        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered

COMMON STOCK, PAR VALUE $0.01 PER SHARE         NEW YORK STOCK EXCHANGE

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-56832



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        For a description of the common stock, par value $0.01, (the "Common Stock") of Global Power Equipment Group Inc. (the "Company"), reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1 (No. 333-56832), as amended. The information contained in the foregoing section of the Prospectus, as it may hereafter be amended, is hereby incorporated by reference. The final Prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and, upon filing, shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

        Not applicable.






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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        GLOBAL POWER EQUIPMENT GROUP INC.


Date:  May 17, 2001                     By:   /s/    Larry Edwards
                                           -------------------------------------
                                             Name:   Larry Edwards
                                             Title:  President and Chief
                                                     Executive Officer